                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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                                NTL INCORPORATED
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
   -------------------------------------------------------------------------
   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)


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                                   [NTL LOGO]
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                         ------------------------------

                              PROXY STATEMENT AND
                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 30, 2001
                         ------------------------------

     The Annual Meeting of Stockholders of NTL Incorporated (the "Company") will be held at 11:00 a.m., local time, on Wednesday, May 30, 2001, at the Four Seasons Hotel, New York, Salon A & B, located at 57 East 57th Street, New York, New York 10022, for the following purposes:

     1. To elect three directors to the Board of Directors;

     2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the year ending December 31, 2001; and

     3. To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 12, 2001 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. The transfer books will not be closed. A list of the stockholders entitled to vote at the meeting will be located at the Company's principal executive offices, 110 East 59th Street, New York, New York 10022, at least ten days prior to the meeting and will also be available for inspection at the meeting.

     A copy of the Annual Report for 2000 is being mailed together with this proxy material.

     It is important that your shares be represented at the meeting. Regardless of whether you plan to attend the meeting, please execute the enclosed proxy and return it promptly in the accompanying postage-paid envelope. Submitting this executed proxy will not preclude your right to revoke it and to vote in person at the meeting.

                                          By order of the Board of Directors,

                                          /s/ Richard J. Lubasch
                                          RICHARD J. LUBASCH
                                          Secretary

New York, New York
April 25, 2001

                                NTL INCORPORATED
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                           -------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 30, 2001
                           -------------------------

                                PROXY STATEMENT

     This proxy statement sets forth certain information with respect to the accompanying proxy proposed to be used at the Annual Meeting of Stockholders of NTL Incorporated (the "Company" or "NTL"), to be held at 11:00 a.m., local time, on Wednesday, May 30, 2001 at the Four Seasons Hotel, New York, Salon A & B, located at 57 East 57th Street, New York, New York 10022, or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of 2001 Annual Meeting of Stockholders. The Board of Directors of the Company solicits this proxy and urges you to sign the proxy, fill in the date, and return it immediately to the Secretary of the Company. The prompt cooperation of stockholders is necessary in order to ensure a quorum and to avoid expenses and delay.

     Holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on April 12, 2001, will be entitled to vote at the Annual Meeting. At the close of business on April 12, 2001, 276,209,555 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

     The accompanying proxy is revocable on written instructions, including a subsequently received proxy, signed in the same manner as the proxy, and received by the Secretary of the Company at any time at or before the balloting on the matter with respect to which such proxy is to be exercised. If you attend the Annual Meeting you may, if you wish, revoke your proxy by voting in person. This proxy statement and the accompanying proxy materials are first being mailed to stockholders on or about April 27, 2001.

     All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by the Company. Proxies may be solicited personally, or by mail, telephone or facsimile, by current and former directors, officers and other employees of the Company, but the Company will not pay any compensation for such solicitations. In addition, the Company has agreed to pay D.F. King & Co., Inc. a fee of $7,500, plus reasonable expenses, for proxy solicitation services. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

                             SECURITY OWNERSHIP OF
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of April 12, 2001 (except as noted), by stockholders holding 5% or more of the Common Stock.

                                                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                           ------------------------------------------------------------
                                                              PRESENTLY
                                                        EXERCISABLE OPTIONS,
                                                        WARRANTS, CONVERTIBLE
                                                              BONDS AND
           NAME AND ADDRESS OF               COMMON         EXCHANGEABLE
            BENEFICIAL OWNERS                STOCK          PREFERRED(1)          TOTAL      PERCENT(2)
           -------------------             ----------   ---------------------   ----------   ----------
France Telecom S.A.
  6, Place d'Alleray, 75505 Paris Cedex
  15, France(3)..........................  50,680,752        38,233,261         88,914,013     28.28%
Cable & Wireless plc
  124 Theobalds Road, London WC1X 8RX,
  United Kingdom(4)......................  31,062,613                 0         31,062,613     11.25%
Verizon Communications (formerly Bell
  Atlantic Corporation)
  1095 Avenue of the Americas, New York,
  NY 10036(5)............................  24,469,861                 0         24,469,861      8.86%
Prime 66 Partners, L.P.
  201 Main Street, Suite 3200, Fort
  Worth, TX 76102(6).....................  19,024,999         1,275,510         20,300,509      7.32%
Janus Capital Corporation
  100 Fillmore Street, Suite 300, Denver,
  CO 80206(7)............................  17,215,333            63,040         17,278,373      6.25%
AXA Assurances I.A.R.D. Mutuelle
  21, rue de Chateaudun, 75009 Paris,
  France(8)..............................  16,211,836           804,082         17,015,918      6.14%

---------------
(1) Includes shares of Common Stock purchased upon the exercise of options which are exercisable or become so in the next 60 days ("Presently Exercisable Options"), shares of Common Stock purchased upon the conversion of the 7% Convertible Subordinated Notes due 2008 or 5.75% Convertible Subordinated Notes due 2009 (the "Convertible Bonds") and shares of Common Stock purchased upon the exchange of the Senior Redeemable Exchangeable Preferred Stock which are exchangeable or become so in the next 60 days (the "Exchangeable Preferred").

(2) Includes Common Stock, Presently Exercisable Options, warrants, Convertible Bonds and Exchangeable Preferred.

(3) Based upon Schedule 13-D (Amendment No. 5), dated June 9, 2000, filed July 11, 2000 and Form 5 filed February 20, 2001, by France Telecom S.A. and Compagnie Generale des Communications (COGECOM) S.A. with the Securities and Exchange Commission (the "SEC") and dividends of 67,480.47 preferred shares convertible into 805,319 shares of Common Stock.

(4) Based solely upon Schedule 13-D (Amendment No. 2), dated February 28, 2001, filed by Cable and Wireless plc with the SEC, and an announcement by Cable and Wireless on April 23, 2001 that they had sold 5.3 million shares of Common Stock.

(5) Based solely upon Schedule 13-G filed on April 9, 2001, by Verizon Communications, Inc., Bell Atlantic Worldwide Services Group, Inc., Bell Atlantic Network Systems Company and NYNEX Corporation with the SEC.

(6) Based solely upon Schedule 13-G (Amendment No. 5), dated February 13, 2001, filed by Prime 66 Partners, L.P. with the SEC.

(7) Based solely upon Schedule 13-G (Amendment No. 2), dated February 15, 2001, filed by Janus Capital Corporation and Thomas H. Bailey with the SEC.

(8) Based solely upon Schedule 13-G (Amendment No. 2), dated February 12, 2001, filed by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle, AXA and AXA Financial, Inc. with the SEC.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of April 12, 2001, by (i) each executive officer and director of the Company and (ii) all directors and executive officers as a group.

                                                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                       ---------------------------------------------------------------
                                                           PRESENTLY
                                                     EXERCISABLE OPTIONS,
                                                     WARRANTS, CONVERTIBLE
                                                           BONDS AND
                                         COMMON          EXCHANGEABLE
      NAME OF BENEFICIAL OWNER           STOCK           PREFERRED(1)           TOTAL       PERCENT(2)
      ------------------------         ----------    ---------------------    ----------    ----------
Barclay Knapp........................     368,948          3,860,645           4,229,593       1.51%
George S. Blumenthal(3)..............     113,217          3,501,729           3,614,946       1.29%
Richard J. Lubasch(4)................      61,249            680,415             741,664          *
Stephen Carter.......................           0            160,000             160,000          *
John F. Gregg(5).....................       1,250            754,635             755,885          *
Gregg Gorelick.......................      85,154            149,628             234,782          *
Bret Richter.........................         291            189,324             189,615          *
Steven L. Wagner.....................           0            391,566             391,566          *
Bruno Claude.........................           0            150,000             150,000          *
Leigh C. Wood(6).....................           0            630,001             630,001          *
                                       ---------------------------------------------------------------
NTL Officers.........................     630,109         10,467,943          11,097,761       3.87%

Michel Bertinetto....................           0             20,000              20,000
Robert T. Goad(7)....................   1,638,685             20,000           1,658,685          *
Bernard Izerable.....................           0             20,000              20,000          *
Sidney R. Knafel(8)..................   2,086,042            167,047           2,253,089          *
Ted H. McCourtney(9).................      23,993            167,047             191,040          *
Del Mintz(10)........................     971,995            173,425           1,145,420          *
Alan J. Patricof(11).................      11,263            167,047             178,310          *
Warren Potash(12)....................       2,170            169,598             171,768          *
Jean-Louis Vinciguerra...............           0             20,000              20,000          *
Michael S. Willner(13)...............     694,201            139,011             833,212          *
                                       ---------------------------------------------------------------
NTL Directors........................   5,428,349          1,063,175           6,491,524       2.34%

Directors and officers as a group....   6,058,458         11,531,118          17,589,285       6.11%

---------------

  *  Represents less than one percent

 (1) Includes shares of Common Stock purchased upon the exercise of options which are exercisable or become so in the next 60 days ("Presently Exercisable Options"), shares of Common Stock purchased upon the conversion of the 7% Convertible Subordinated Notes due 2008 or 5.75% Convertible Subordinated Notes due 2009 (the "Convertible Bonds") and shares of Common Stock purchased upon the exchange of the Senior Redeemable Exchangeable Preferred Stock which are exchangeable or become so in the next 60 days (the "Exchangeable Preferred").

 (2) Includes Common Stock, Presently Exercisable Options, warrants, Convertible Bonds and Exchangeable Preferred.

 (3) Includes 3,299 shares of Common Stock owned by trusts for the benefit of Mr. Blumenthal's children. Also includes 711,118 options held in Grantor Retained Annuity Trusts.

 (4) Includes 174 shares of Common Stock owned by Mr. Lubasch as custodian for his child, as to which shares Mr. Lubasch disclaims beneficial ownership.

 (5) Mr. Gregg owns $100,000 of the 7% Convertible Bonds, convertible into 2,551 shares of Common Stock.
 (6) In November 2000, Leigh Wood stepped down from office as the Company's Senior Vice President and the Chief Operating Officer of the Company's U.K. operations.

 (7) Includes 30,249 shares of Common Stock owned by Columbia Management, Inc., Mr. Goad's wholly-owned Investment Company.
 (8) Includes 25,958 shares of Common Stock owned by Insight Communications UK, Inc. Mr. Knafel's wholly-owned Investment Company. Also includes 73,363 shares of Common Stock owned by a foundation of which Mr. Knafel is President, as to which shares Mr. Knafel disclaims beneficial ownership.
 (9) An additional 872 shares of Common Stock are held by trusts for the benefit of Mr. McCourtney's children, as to which shares Mr. McCourtney disclaims beneficial ownership.
(10) Includes 39 shares of Common Stock owned by Mr. Mintz's wife, as to which shares Mr. Mintz disclaims beneficial ownership. Mr. Mintz owns $250,000 of the 7% Convertible Bonds, convertible into 6,378 shares of Common Stock.
(11) Includes 499 shares of Common Stock owned by Mr. Patricof's wife, as to which shares Mr. Patricof disclaims beneficial ownership.
(12) Mr. Potash owns $100,000 of the 7% Convertible Bonds, convertible into 2,551 shares of Common Stock.
(13) Includes 138,579 shares of Common Stock held by trust accounts for the benefit of Mr. Willner's children, as to which shares Mr. Willner disclaims beneficial ownership.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires that the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities file with the SEC, and with each exchange on which the Common Stock trades, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except in the following cases. Due to a clerical error, Barclay Knapp did not report on a timely basis his transactions for the month of December, and Sidney Knafel and Michael Willner each did not report on a timely basis his transactions for the month of September.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     Pursuant to the Company's Restated Certificate of Incorporation, which provides for a classified Board of Directors, the Board of Directors consists of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with terms expiring on the third succeeding annual meeting after such election. The terms of three directors expire this year. Accordingly, at the Annual Meeting, three directors will be elected to serve for a three-year term and until their successors shall have been elected and qualified. Unless otherwise indicated on any proxy, the proxy holders intend to vote the shares it represents for each of the nominees whose biographical sketches appear in the section immediately following. Each of the nominees are now serving as directors of the Company and were previously elected by the stockholders of the Company. The proxies cannot be voted for a greater number of persons than the number of nominees named.

     The election to the Board of Directors of each of the nominees identified in this proxy statement will require the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In tabulating the vote, abstentions from voting and broker non-votes will be disregarded and have no effect on the outcome of the vote.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
         VOTE FOR THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE
                       NOMINEES IDENTIFIED FOR REELECTION

     The votes applicable to the shares of Common Stock represented by proxies in the accompanying form will be cast in favor of the three nominees below. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person.

     The directors of the Company were elected by the Company's stockholders in 1998, 1999 and 2000, as applicable, except as set forth below. The continuing directors will serve for the terms indicated and until their successors are duly elected and qualified.

               PRESENT DIRECTORS WHO ARE NOMINEES FOR REELECTION

                                                                              POSITION
                            NAME                              AGE    (PROPOSED TERM AS DIRECTOR)
                            ----                              ---    ---------------------------
Sidney R. Knafel............................................  70           Director (2004)
Ted H. McCourtney...........................................  62           Director (2004)
Del Mintz...................................................  73           Director (2004)

               CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

                                                                    POSITION
                NAME                  AGE                 (PROPOSED TERM AS DIRECTOR)
                ----                  ---                 ---------------------------
George S. Blumenthal................  57     Director, Chairman of the Board and Treasurer (2002)
Barclay Knapp.......................  44     Director, President and Chief Executive Officer (2002)
Michael S. Willner..................  49     Director (2002)
Alan J. Patricof....................  66     Director (2003)
Warren Potash.......................  69     Director (2003)
Robert T. Goad......................  46     Director (2003)
Jean-Louis Vinciguerra..............  57     Director (2001)*
Michel Bertinetto...................  60     Director (2001)*
Bernard Izerable....................  44     Director (2001)*

---------------

* Jean-Louis Vinciguerra, Michel Bertinetto and Bernard Izerable have each been elected by France Telecom, S.A. ("France Telecom") to the Board of Directors pursuant to the terms of an agreement with France Telecom. It is anticipated that they will be re-elected to the Board by France Telecom on May 30, 2001.

     Additional information as of April 12, 2001 regarding the three nominees for election as directors and the continuing directors and information regarding executive officers of the Company is as follows:

     Sidney R. Knafel, a director of the Company since its formation, has been Managing Partner of SRK Management Company, a private investment company, since 1981. In addition, Mr. Knafel is Chairman of Insight Communications, Inc. and BioReliance Corporation. Mr. Knafel is also a director of General American Investors Company, Inc., IGENE Biotechnology, Inc., Source Media, Inc. and some privately owned companies.

     Ted H. McCourtney, a director of the Company since its formation, retired on June 30, 2000 as a General Partner of Venrock Associates, a venture capital investment partnership, a position he held since 1970. Mr. McCourtney also serves as a director of CareMark RX, Inc., and Visual Networks, Inc.

     Del Mintz, a director of the Company since its formation, is President of Cleveland Mobile Tele Trak, Inc., Cleveland Mobile Radio Sales, Inc. and Ohio Mobile Tele Trak, Inc., companies providing telephone answering and radio communications services and maintenance in Cleveland and Columbus, respectively. Mr. Mintz has held similar positions with the predecessor of these companies since 1967. Mr. Mintz is President of several other companies, and was President and a principal stockholder of Cleveland Mobile Cellular Telephone, Inc. before that company was acquired through a merger with CCI's predecessor in 1985. Mr. Mintz is also a director of CoreComm Limited ("CoreComm") and several privately owned companies.

CONTINUING DIRECTORS

     George S. Blumenthal has been Chairman, Treasurer and a director of the Company since its formation. Mr. Blumenthal was also Chief Executive Officer of the Company until October 1996. Mr. Blumenthal was President of Blumenthal Securities, Inc. (and its predecessors), a member firm of The New York Stock Exchange, from 1967 until 1992. Mr. Blumenthal was Chairman, Treasurer and a director of Cellular Communications, Inc. ("CCI"), which positions he held since CCI's founding in 1981 until its merger in August 1996 into a subsidiary of AirTouch Communications, Inc. (the "CCI Merger"). Mr. Blumenthal is also Chairman and a director of CoreComm and is a director of Sotheby's Holdings, Inc.

     Barclay Knapp is President, Chief Executive Officer and a director of the Company and has held these positions since its formation with the exception that Mr. Knapp was Chief Operating Officer until October 1996 when he was appointed Chief Executive Officer. In addition, Mr. Knapp was also Executive Vice President, Chief Operating Officer, Chief Financial Officer and a director of CCI, until the CCI Merger, and was Executive Vice President and Chief Operating Officer of Cellular Communications International, Inc. ("CCII") until June 1998. Mr. Knapp was also President, Chief Executive Officer and a director of Cellular Communications of Puerto Rico, Inc. ("CCPR"), until its sale in August 1999 and is President, Chief Executive Officer, Chief Financial Officer and a director of CoreComm. Mr. Knapp is also a director of Bredbandsbolaget, a Swedish company in which NTL holds a 41% interest and eKabel Hessen GmbH, a German company in which NTL holds a 32.5% interest.

     Michael S. Willner, a director of the Company since October 1993, is President, CEO, and a Director of Insight Communications, Inc., the eighth largest cable company in the U.S. He also is a director of Source Media, Inc. C-SPAN, CableLabs and Commerce TV, and is the Vice Chairman and member of the executive committee of the board of directors of the National Cable Television Association.

     Alan J. Patricof has been a director of the Company since its formation. Mr. Patricof is Chairman of the Board of Directors of Patricof & Co. Ventures, Inc., the company he founded in 1969. Mr. Patricof serves as a director of CoreComm and Boston Properties, Inc., which are publicly held, and Johnny Rockets Group, Inc., which is a privately held company. In addition, Mr. Patricof has served as Chairman of the White House Commission on Small Business and was a member of the Blue Ribbon Commission of the National Association of Corporate Directors.

     Warren Potash has been a director of the Company since its formation. Mr. Potash retired in 1991 as President and Chief Executive Officer of the Radio Advertising Bureau, a trade association, a position he held since February 1989. Prior to that time and beginning in 1986, he was President of New Age Communications, Inc., a communications consultancy firm. Until his retirement in 1986, Mr. Potash was a Vice President of Capital Cities/ABC Broadcasting, Inc., a position he held since 1970. Mr. Potash is also a director of CoreComm.

     Robert T. Goad has been a director of the Company since March 1999. Mr. Goad was a director and the Chief Executive Officer of Diamond Cable Communications Plc from May 1994 to March 8, 1999, and served as Chief Financial Officer from May 1994 until July 1995. Mr. Goad is a founder of and principal in ECE Management International, LLC and has been President of Columbia Management, Inc. since 1984. Mr. Goad is also a director of B/G Communications, LLC, B/G Enterprises, LLC, B/G Properties, LLC, Diveo Broadband Networks, Inc. and Grupo Clarin, S.A.

     Jean-Louis Vinciguerra has been a director of the Company since August 1999. Mr. Vinciguerra was an executive officer of BZW from 1995 until 1996 and served as the representative to Asia for Credit Agricole Indosuez from 1997 until 1998. He has been Senior Executive Vice President and Chief Financial Officer of France Telecom since 1998.

     Michel Bertinetto has been a director of the Company since May 31, 2000. Mr. Bertinetto is Executive Vice President of France Telecom Centre Europe
(FTCB). From 1989 until 1999, Mr. Bertinetto was Chief Executive Officer of France Telecom Mobiles Division (FTM).

     Bernard Izerable has been a director of the Company since May 31, 2000. Mr. Izerable has been International Executive Vice President of France Telecom since January 2000. From March 1996 until December 1999 Mr. Izerable was Senior Vice President for Europe within France Telecom's International Development Division. Prior to March 1996, Mr. Izerable served in various positions at France Telecom since 1982, other than from 1989 to 1991 when Mr. Izerable worked in the Strategic Planning and Market Analysis Division of Nynex (USA) as part of a two year exchange program between the two companies.

EXECUTIVE OFFICERS OTHER THAN DIRECTORS

     Richard J. Lubasch, 54, is the Company's Executive Vice
President -- General Counsel and Secretary, and has been the Company's Senior Vice President -- General Counsel and Secretary since its formation. Mr. Lubasch was Vice President-General Counsel and Secretary of CCI from July 1987 until the CCI Merger. Mr. Lubasch was also Senior Vice President -- General Counsel and Secretary of CCPR prior to its sale in August 1999 and currently holds these titles at CoreComm. Mr. Lubasch also held these titles, as well as Treasurer, at CCII prior to its sale in March 1999.

     John F. Gregg, 36, has been the Company's Chief Financial Officer since June 1999 and Vice President of Corporate Development since August of 1996. Mr. Gregg joined the Company in 1994 as Managing Director of Corporate Development. He is Vice Chairman and a director of Virgin Net, a joint venture between the Company and Virgin Communications Group, a director of Bredbandsbolaget, a Swedish company in which NTL holds a 41% interest and a director of eKabel Hessen GmbH, a German company in which NTL holds a 32.5% interest. Mr. Gregg is also a director of Into Networks and Two Way TV, an interactive programming company. Prior to his employment by the Company, Mr. Gregg was employed by Golder, Thoma & Cressey, a venture capital firm.

     Stephen A. Carter, 37, is the Company's Senior Vice President and Chief Operating Officer of its UK and Ireland operations. Before joining NTL in November 2000, Mr. Carter was with J. Walter Thompson, having been appointed Managing Director of J. Walter Thompson's London Office in 1994, and, three years later took overall control as Chief Executive Officer of J. Walter Thompson's UK and Ireland Group. Mr. Carter is also a non-Executive Director of Trucost Plc and a Trustee of Raleigh International, a registered UK charity.

     Bruno Claude, 43, is the Company's Senior Vice President and the Chief Operating Officer for NTL Europe. Prior to joining the Company in October 2000, Mr. Claude was Managing Director of CEA Capital Advisor, the affiliate of CEA responsible for the firm's private equity activities. Prior to this, Mr. Claude held various positions with Prime Cable, a company operating Cable Television Systems across the United States. From 1987 to 1991, Mr. Claude was Director of Operations and in 1991, he was appointed Managing Director of PrimeComm, a company formed by Prime Cable to acquire interests in businesses involved in the broader telecommunications arena.

     Leigh Costikyan Wood, 42, was the Company's Senior Vice President from October 1996 until November 2000 and was the Chief Operating Officer of the Company's U.K. operations until November 2000 when she stepped down from office and was replaced by Stephen Carter. From April 1993 until the CCI Merger, Ms. Wood had been the Chief Executive Officer of a Joint Venture between CCI and AirTouch. From 1982 until 1984, she was Deputy Chief Financial Officer of General Atlantic Corp., a private investment firm. Previously, she was employed by Peat Marwick Mitchell & Co. Ms. Wood was Vice President -- Operations of CCI from 1984 until the CCI Merger.

     Gregg N. Gorelick, 41, has been the Company's Vice President -- Controller since its formation. From 1981 to 1986 he was employed by Ernst & Whinney (now known as Ernst & Young LLP). Mr. Gorelick is a certified public accountant and was Vice President -- Controller of CCI from 1986 until the CCI Merger. He also holds that position at CoreComm (where he is also Treasurer), and was Vice President -- Controller at CCII prior to its sale in March 1999 and at CCPR prior to its sale in August 1999.

     Bret Richter, 31, is the Company's Vice President for Corporate Development. Mr. Richter is primarily responsible for the Company's strategic initiatives, mergers and acquisitions, investor relations and capital raising activities. Prior to joining NTL in September 1994, Mr. Richter was a member of the media and telecommunications investment banking group at Salomon Brothers, where he specialized in mergers and acquisitions.

     Steven L. Wagner, 48, is the Company's Vice President -- Consumer Services and is Group Managing Director of the National Media Services division in the Company's U.K. operations. Mr. Wagner joined the Company in February 1994 as Group Director of Consumer Services of the Company's U.K. operations and was appointed Vice President -- Consumer Services of NTL in June 1994. Mr. Wagner has spent the past fifteen years in consumer and business related activities. Most recently, Mr. Wagner served as Vice President, Eastern Region for the Walt Disney Company's premium television service, the Disney Channel.

     Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

          INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During calendar year 2000, nine meetings (including regularly scheduled and special meetings) of the Board of Directors were held. The Board of Directors has a Compensation and Option Committee (the "Compensation Committee") and an Audit Committee. The Compensation Committee reviews and makes recommendations regarding annual compensation for Company officers, and the Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. During calendar year 2000, the Compensation Committee held three meetings and the Audit Committee held four meetings. No director during 2000 attended fewer than 78% of the meetings of the Board of Directors and committee meetings of the Board of which he was a member, other than Michel Bertinetto who attended none of the Board meetings, Jean-Louis Vinciguerra who attended 33% of the Board meetings and 50% of the Audit Committee meetings, and Bernard Izerable who attended 75% of the Board meetings. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and the committees. In addition, as of December 31, 2000, Messrs. Knafel, McCourtney, Mintz, Patricof and Potash have each been granted options to purchase an aggregate of 417,360 shares of Common Stock at a weighted average price of $38.52 per share, Mr. Willner has been granted options to purchase an aggregate of 389,324 shares of Common Stock at a weighted average price of $42.34 share and Messrs. Goad, Vinciguerra, Bertinetto and Izerable have each been granted options to purchase an aggregate of 200,000 shares of Common Stock at a price of $63.63 per share. Directors who are not officers are paid a fee of $500 for each Board meeting and committee meeting that they attend.

AUDIT COMMITTEE

     The Audit Committee of the Board of Directors has the responsibility and the authority described in its charter attached hereto as Appendix A, which has been adopted by the Board of Directors. The current members of the Committee are Del Mintz, Alan J. Patricof, Warren Potash and Jean-Louis Vinciguerra.

     The members of the Audit Committee are independent, as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listed Company Manual, except Jean-Louis Vinciguerra who does not qualify as "independent" under the listing standards of the New York Stock Exchange due to his management position at France Telecom described above under " -- Continuing Directors." Mr. Vinciguerra's membership on the Audit Committee is based on an agreement between the Company and France Telecom. The Board of Directors has determined, in compliance with the listing standards of the New York Stock Exchange, that Mr. Vinciguerra's position at France Telecom does not interfere with the exercise of his independent judgment with respect to the Company.

AUDIT COMMITTEE REPORT

     The Audit Committee has discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2000, which are included in the shareholder annual report accompanying this proxy statement. The Audit Committee discussed with the independent auditors the matters required to be discussed under the Statement on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee also discussed with the independent auditors their independence relative to the Company and received and reviewed written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (which relates to the auditor's independence relative to the Company).

     Based on the foregoing discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2000 be included in the Company's annual report on Form 10-K for filing with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE
                                          Del Mintz
                                          Alan J. Patricof
                                          Warren Potash
                                          Jean-Louis Vinciguerra

                             EXECUTIVE COMPENSATION

       COMPENSATION AND OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

POLICY

     The Compensation and Option Committee (the "Compensation Committee") of the Board of Directors has the responsibility for the design and implementation of the Company's executive compensation program. The Compensation Committee is composed entirely of non-employee directors. The current members of the Compensation Committee are Sidney R. Knafel, Ted H. McCourtney, Del Mintz and Jean-Louis Vinciguerra.

     The Company's executive compensation program is designed to be closely linked to corporate performance and return to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a very significant portion of an executive's aggregate compensation to the appreciation in the Company's stock price. In addition, executive bonuses are linked to the achievement of operational goals and therefore relate to stockholder return. The overall objective of this strategy is to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy and to link executive and stockholder interests through equity-based compensation, thereby seeking to enhance the Company's profitability and stockholder value.

     Each year the Compensation Committee conducts a review of the Company's executive compensation program to determine the appropriate level and forms of compensation. Such review permits an annual evaluation of the link between the Company's performance and its executive compensation.

     In assessing compensation levels for the named executives, the Compensation Committee recognizes the fact that certain executives have participated in the development of the Company (and its predecessors) from its earliest stages, and have produced significant long-term value for stockholders over the course of the Company's existence. In determining the annual compensation for the Chief Executive Officer, the Compensation Committee uses the same criteria as it does for the other named executives.

BASE SALARY AND BONUS

     In furtherance of the Company's incentive-oriented compensation goals set forth above, cash compensation (annual base salary and bonus) is generally set below levels paid by comparable sized telecommunications companies and is supplemented by equity-based option grants. With respect to fiscal year 2000, the aggregate annual base salary paid by the Company for the named executive officers decreased slightly in the aggregate by approximately $8,000 from 1999 levels. The 2000 base salary for the Chief Executive Officer decreased $29,500 to $243,833.

STOCK OPTIONS

     Under the Company's stock option plan, stock options were granted to certain Company executive officers during 2000. Information with respect to such option grants to the named executive officers is set forth in the table entitled "Option Grants in Last Fiscal Year."

     Stock options are designed to align the interests of executives with those of stockholders. The options generally are granted at an exercise price equal to the market price of the Common Stock on the date of grant and vest over a period of five years. Accordingly, the executives are provided additional incentive to create stockholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

     In determining individual option grants, the Compensation Committee takes into consideration the number of options previously granted to that individual, the amount of time and effort dedicated to the Company during the preceding year and expected commitment to the Company on a forward-looking basis. The Compensation Committee also strives to provide each option recipient with an appropriate incentive to increase stockholder value, taking into consideration their cash compensation levels.

     In 1996, 1997 and 1999, Mr. Knapp did not receive an option grant. In 1995, Mr. Knapp received an option to purchase 416,668 shares of Common Stock with an exercise price of $14.64. In 1998, Mr. Knapp received an option to purchase 1,484,375 shares of Common Stock with an exercise price of $23.36. In 2000, Mr. Knapp received an option to purchase 7,250,000 shares of Common Stock with an exercise price of $63.63. Mr. Knapp now owns 368,948 shares of Common Stock and holds options to purchase an additional 11,276,270 shares. The Compensation Committee believes that the equity interests in the Company held by the named executive officers, including Mr. Knapp, represent a significant incentive to increase overall stockholder value.

COMPENSATION DEDUCTION CAP POLICY

     In 1996, the Company's stockholders approved an amendment to the Company's 1993 Employee Stock Option Plan (the "1993 Plan") to, among other things, comply with the requirements regarding non-deductibility of compensation in excess of $1 million under sec.162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Any compensation realized from the exercise of such stock options granted pursuant to the 1993 Plan at fair market value as of the date of grant thus generally would be exempt from the deduction limitations under sec.162(m) of the Code. Compensation realized from the exercise of stock options not granted pursuant to a plan or granted pursuant to the Company's 1998 Non-Qualified Stock Option Plan would not be exempt from the deduction limitation under sec.162(m) of the Code. Other annual compensation, such as salary and bonus, is not expected to exceed $1 million per executive.

MODIFICATIONS TO CERTAIN STOCK OPTION GRANTS

     In September 2000, the Board of Directors approved modifications to certain stock options granted to employees from November 1999 through May 2000. These modifications resulted in a reduction to $44.50 in the exercise price of options to purchase an aggregate of approximately 16.5 million shares of Common Stock with a weighted average exercise price of $64.39. In addition, the vesting schedule for these options were delayed or lengthened. No modifications were made to options granted to George Blumenthal, Chairman of the Board and Treasurer, Barclay Knapp, President and CEO or the options of any of NTL's other directors. The decision to approve modifications to certain employee stock options was made by the Compensation Committee in order to continue to provide the appropriate incentive to Company executive officers to increase future stockholder value.

     The following table sets forth certain information regarding these modifications as applied to the named executive officers.

                         10 YEAR OPTION/SAR REPRICINGS

                                     NUMBER OF                                                  LENGTH OF
                                    SECURITIES       MARKET                                      ORIGINAL
                                    UNDERLYING      PRICE OF       EXERCISE                    OPTION TERM
                                     OPTIONS/       STOCK AT       PRICE AT                    REMAINING AT
                                       SARS         TIME OF        TIME OF         NEW           DATE OF
                                    REPRICED OR   REPRICING OR   REPRICING OR    EXERCISE      REPRICING OR
NAME                      DATE      AMENDED(#)    AMENDMENT($)   AMENDMENT($)    PRICE($)       AMENDMENT
----                    ---------   -----------   ------------   ------------   ----------   ----------------
Leigh C. Wood.........   09/14/00      750,000       $44.50         $63.63        $44.50      9 yr. 8.5 month
Richard J. Lubasch....   09/14/00      500,000       $44.50         $63.63        $44.50      9 yr. 8.5 month
John F. Gregg.........   09/14/00    1,000,000       $44.50         $63.63        $44.50      9 yr. 8.5 month
Steven L. Wagner......   09/14/00      200,000       $44.50         $63.63        $44.50      9 yr. 8.5 month

                                          THE COMPENSATION AND OPTION COMMITTEE
                                          Sidney R. Knafel
                                          Ted H. McCourtney
                                          Del Mintz
                                          Jean-Louis Vinciguerra

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000, the members of the Compensation Committee were Sidney R. Knafel, Ted H. McCourtney, Del Mintz and Jean-Louis Vinciguerra.

     As noted, Mr. Mintz is also a director of CoreComm. A transaction between the Company and CoreComm is described under "-- Transactions with Related Parties."

GENERAL

     The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly paid executive officers for the three years ended December 31, 2000.

                         SUMMARY COMPENSATION TABLE(1)

                                          ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                    --------------------------------   -----------------------------------
                                                                               AWARDS             PAYOUTS
                                                                       -----------------------   ---------
                                                                                    SECURITIES
                                                                       RESTRICTED   UNDERLYING
                                                        OTHER ANNUAL     STOCK       OPTIONS/      LTIP       ALL OTHER
                                    SALARY     BONUS    COMPENSATION   AWARDS(S)       SARS       PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)       ($)        ($)(2)         ($)          (#)          ($)         ($)(3)
---------------------------  ----   -------   -------   ------------   ----------   ----------   ---------   ------------
Barclay Knapp............    2000   243,833   249,813          --             --    7,250,000           --      17,200
  President and Chief        1999   273,333   262,500          --             --           --           --      16,000
    Executive Officer        1998   270,000   350,000          --             --    1,484,375           --      14,667
George S. Blumenthal.....    2000   243,833   249,813          --             --    7,250,000           --      17,200
  Chairman and Treasurer     1999   273,333   262,500          --             --           --           --      16,000
                             1998   270,000   350,000          --             --    1,484,375           --      14,667
Leigh C. Wood(4).........    2000   265,000   132,500     135,989(a)          --      750,000           --          --
  Senior Vice President      1999   243,750   128,751     159,845(b)          --      156,250           --          --
    and Chief Operating      1998   225,000   186,300     162,000(c)          --      625,000           --          --
    Officer of UK
    Operations
Richard J. Lubasch.......    2000   205,517   178,438          --             --      500,000           --      17,200
  Executive Vice             1999   235,083   187,500          --             --      117,188           --      16,000
    President -- General     1998   227,000   250,000          --             --      312,500           --      14,667
    Counsel and Secretary
John F. Gregg............    2000   214,960   228,125          --             --    1,000,000           --      17,200
  Vice President --          1999   201,400   187,500          --             --      156,250           --      16,000
    Corporate                1998   177,800   250,000          --             --      468,750           --      14,667
    Development
Steven L. Wagner.........    2000   277,659    31,904     108,599(d)          --      200,000           --          --
  Vice President --          1999   216,044    85,071     170,727(e)          --           --           --          --
    Marketing                1998   204,000   127,900     169,600(f)          --      312,500           --          --

---------------
(1) In 1998, the Company charged CCII, CCPR and CoreComm (which was formed in
    1998) $982,000, $1,148,000 and $313,000, respectively for direct costs where identifiable and a fixed percentage of its corporate overhead. In 1999, the Company charged CCII, CCPR and CoreComm $439,000, $741,000 and $2,268,000, respectively. In 2000, the Company charged CoreComm $919,000 net of CoreComm's charges to the Company. In the opinion of management of the Company, the above allocations are reasonable.

(2) Other annual compensation reflects perquisites, such as relocation expenses and housing, travel, professional fee and car and fuel allowances, including:

     (a) housing allowance of $94,200.

     (b) housing allowance of $96,000.

     (c) housing allowance of $121,900.

     (d) housing allowance of $94,217.

     (e) housing allowance of $96,000.

     (f) housing allowance of $127,500.

(3) All other compensation reflects the Company's match of employee contributions to a 401(k) plan.

(4) In November 2000, Leigh Wood stepped down from office as the Company's Senior Vice President and the Chief Operating Officer of the Company's U.K. Operations.

OPTION GRANTS TABLE

     The following table provides information on stock option grants during 2000 to the named executive officers.
                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                   INDIVIDUAL GRANTS
                                  ----------------------------------------------------
                                  NUMBER OF                                               POTENTIAL REALIZABLE VALUE
                                  SECURITIES    % OF TOTAL                                  AT ASSUMED ANNUAL RATE
                                  UNDERLYING     OPTIONS                                 OF STOCK PRICE APPRECIATION
                                   OPTIONS      GRANTED TO    EXERCISE OR                     FOR OPTION TERM(4)
                                   GRANTED     EMPLOYEES IN   BASE PRICE    EXPIRATION   ----------------------------
NAME                                 (#)       FISCAL YEAR     ($/SHARE)       DATE         5%($)           10%($)
----                              ----------   ------------   -----------   ----------   ------------    ------------
Barclay Knapp...................  7,250,000(2)    22.77%        63.625       05/29/10    290,145,906     735,282,313
George G. Blumenthal............  7,250,000(2)    22.77%        63.625       05/29/10    290,145,906     735,282,313
Leigh C. Wood...................    750,000(3)     2.36%        44.500       09/13/10     20,992,875      53,199,750
Richard J. Lubasch..............    500,000(3)     1.57%        44.500       09/13/10     13,995,250      35,466,500
John F. Gregg...................  1,000,000(3)     3.14%        44.500       09/13/10     27,990,500      70,933,000
Steven L. Wagner................    200,000(3)     0.63%        44.500       09/13/10      5,598,100      14,186,600

---------------
(1) Upon a change of control of the Company, all unvested options become fully vested and exercisable.
    On October 27, 2000, the Company ceased trading on the Nasdaq and began trading on the New York Stock Exchange.

(2) The options were granted on May 30, 2000 at an exercise price equal to the closing price of the Common Stock on The Nasdaq Stock Market's National Market (the "Nasdaq") on such date; 10% became exercisable on January 1, 2001; an additional 15% will become exercisable on each of January 1, 2002 and 2003 and an additional 20% will become exercisable on each of January 1, 2004, 2005 and 2006.

(3) The options were granted on May 30, 2000 at an exercise price equal to the closing price of the Common Stock on the Nasdaq on such date. In September 2000, the Board of Directors approved modifications to such options such that the exercise price was reduced to $44.50 per share and the vesting schedule was modified as follows: 10% were exercisable upon modification, 10% became exercisable on January 1, 2001 and an additional 10% will become exercisable on each January 1, 2002 through 2009.

(4) The amounts shown in these columns are the potential realizable value of options granted at assumed rates of stock price appreciation (5% and 10%) specified by the SEC, and have not been discounted to reflect the present value of such amounts. The assumed rates of stock price appreciation are not intended to forecast the future appreciation of the Common Stock.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table provides information on stock option exercises during 2000 by the named executive officers and the value at December 29, 2000 of unexercised in-the-money options held by each of the named executive officers.

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                       NUMBER OF
                                                                       SECURITIES           VALUE OF
                                                                       UNDERLYING         UNEXERCISED
                                                                      UNEXERCISED         IN-THE-MONEY
                                                                       OPTIONS AT          OPTIONS AT
                                        SHARES                         FY-END(#)           FY-END($)*
                                      ACQUIRED ON       VALUE       EXERCISABLE(E)/     EXERCISABLE(E)/
NAME                                  EXERCISE(#)    REALIZED($)    UNEXERCISABLE(U)    UNEXERCISABLE(U)
----                                  -----------    -----------    ----------------    ----------------
Barclay Knapp.......................    144,520       3,859,807        2,912,989(E)         43,243,354(E)
                                                                       1,113,281(U)            642,920(U)
George S. Blumenthal................     93,148       7,811,391        2,554,073(E)         37,160,895(E)
                                                                       1,113,281(U)            642,920(U)
Leigh C. Wood.......................     31,250         894,609          477,952(E)          2,679,504(E)
                                                                         468,750(U)            270,703(U)
Richard J. Lubasch..................         --              --          463,227(E)          5,944,216(E)
                                                                         234,375(U)            135,352(U)
John F. Gregg.......................         --              --          388,022(E)          2,539,505(E)
                                                                         351,562(U)            203,027(U)
Steven L. Wagner....................         --              --          304,691(E)          2,162,241(E)
                                                                         234,375(U)            135,352(U)

---------------
* Based on the closing price on the NYSE on December 29, 2000 of $23.94.

PERFORMANCE GRAPH

     The following graph compares the cumulative return on the Common Stock with the Nasdaq Stock Market (U.S.) Index (the "Nasdaq (U.S.) Index"), the Center for Research in Security Prices Index of Nasdaq Telecommunications Stocks (the "CRSP Index") and the Peer Group Index. In the Company's view, the Peer Group Index, which includes British Telecom plc, Cable and Wireless plc, Telewest Communications plc and United Pan-Europe Communications N.V. provides a better representation of the performance of telecommunications companies over the required period than the broader based CRSP Index.

     On October 27, 2000, the Company ceased trading on the Nasdaq and began trading on the New York Stock Exchange.

     The graph assumes that $100 was invested on December 31, 1994.

             COMPARISON OF NTL INCORPORATED, THE PEER GROUP INDEX,
                   THE CRSP INDEX AND THE NASDAQ (U.S.) INDEX
[COMPARISON LINE GRAPH]

                                               NASDAQ               CRSP INDEX                NTL                   PEERS
                                               ------               ----------                ---                   -----
12/29/95                                      100.000                100.000                100.000                100.000
12/31/96                                      123.027                102.297                102.983                110.604
12/31/97                                      150.682                149.325                113.743                120.622
12/31/98                                      212.459                247.134                230.272                215.086
12/31/99                                      394.821                440.919                636.136                285.871
12/31/00                                      237.368                187.854                152.585                123.156

--------------------------------------------------------------------------------------------
                       29-Dec-95   31-Dec-96   31-Dec-97   31-Dec-98   31-Dec-99   31-Dec-00
--------------------------------------------------------------------------------------------
 Nasdaq (U.S.) Index     100.00      123.03      150.68      212.46      394.82      237.37
 CRSP Index              100.00      102.30      149.32      247.13      440.92      187.85
 NTL Incorporated        100.00      102.98      113.74      230.27      636.14      152.58
 The Peer Group
  Index                  100.00      110.60      120.62      215.09      285.87      123.16

---------------
NOTE: Stock price performance shown above for the Common Stock is historical and not necessarily indicative of future price performance.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

     Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 2001. The Board of Directors, pursuant to a recommendation from the Audit Committee, has considered the provision of services from Ernst & Young to be compatible with maintaining Ernst & Young's independence relative to the Company.

     Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed to the Company for professional services rendered in connection with the audit of the annual financial statements for the year ended December 31, 2000 included in the Form 10-K of the Company and the review of the interim financial statements included in the Company's quarterly reports on Form 10-Q for the same year were $2.1 million. Included in this amount were the fees for audits of the annual financial statements for the year ended December 31, 2000 and for the review of the financial statements included in quarterly reports during 2000 for subsidiaries of the Company that are also SEC registrants.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no professional services rendered by Ernst & Young in the 2000 fiscal year relating to financial systems design and implementation.

ALL OTHER FEES

     The aggregate fees for all other services rendered by Ernst & Young in the 2000 fiscal year was approximately $13.1 million, which includes tax planning and the preparation of tax returns, acquisition due diligence reviews, other SEC filings, statutory audits in other countries and other consulting projects.

RATIFICATION OF APPOINTMENT

     The ratification of the selection of Ernst & Young LLP as the Company's independent auditors for fiscal year 2001 will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

              THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                           VOTE FOR SUCH RATIFICATION

                       TRANSACTIONS WITH RELATED PARTIES

     On April 12, 2001, the Company purchased $15 million of an unsecured convertible note of CoreComm, a company that offers telecommunications and Internet services to residential and business customers in the United States.

     In addition, concurrently with the note purchase and without additional compensation, the Company entered into a network and software agreement with CoreComm. Under the agreement, CoreComm will provide U.S. network access on CoreComm's network for U.K. Internet traffic from the Company's U.K. customers, as well as a royalty free license to use certain billing and provisioning software and know-how.

     Barclay Knapp, George Blumenthal, Richard Lubasch and Gregg Gorelick are executive officers of both the Company and CoreComm. In addition, Barclay Knapp, Warren Potash, Del Mintz, George Blumenthal and Alan Patricof are directors of the Company and CoreComm. In the light of this relationship, the independent directors of the Company examined the transaction with CoreComm and the Board of Directors of the Company determined that the transaction was inherently fair to the Company and provided the Company with benefits that exceeded those that could be obtained from a third party.

     The Company provided management, financial, legal and technical services to Cellular Communications International, Inc. ("CCII") and Cellular Communications of Puerto Rico, Inc. ("CCPR"). Certain officers and directors of the Company were officers and directors of CCII and CCPR.

     In 1998, the Company charged CCPR, CCII and CoreComm (which was formed in
1998) $1.1 million, $1.0 million and $0.3 million, respectively, for direct costs where identifiable and a fixed percentage of its corporate overhead. In the fourth quarter of 1999, CoreComm began charging the Company a percentage of its office rent and supplies expense. In 1999, the Company charged CCPR, CCII and CoreComm $0.7 million, $0.4 million and $2.3 million, respectively, for direct costs where identifiable and a fixed percentage of its corporate overhead, net of CoreComm's charges to the Company. Charges to CCPR and to CCII ceased in 1999 due to each of them being acquired and a resulting termination of services. In 2000, the Company charged CoreComm $0.9 million for direct costs where identifiable and a fixed percentage of its corporate overhead, net of CoreComm's charges to the Company. These charges reduced corporate expenses in 2000, 1999 and 1998. It is not practicable to determine the amounts of these expenses that would have been incurred had the Company operated as an unaffiliated entity. In the opinion of management of the Company, the allocation methods are reasonable.

     The Company obtains billing and software development services from CoreComm. CoreComm billed the Company $5.9 million, $4.6 million and $2.9 million in 2000, 1999 and 1998, respectively, for these services. In addition, CoreComm billed the Company $6.7 million in October 2000 for services to be rendered from January to September 2001. In March 2000, the Company and CoreComm announced that they had entered into an agreement to link their networks in order to create an international Internet backbone. In November 2000, CoreComm billed the Company $9.1 million primarily for usage of the network in 2001.

     At December 31, 2000 and 1999, the Company had a payable to CoreComm of $17.1 million and a receivable from CoreComm of $0.5 million, respectively.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2002 Annual Meeting must be received by the Company at the address set forth on the first page of this proxy statement on or before December 28, 2001 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

     Notices of stockholder proposals submitted outside the processes of Rule 14a-8 of Regulation 14A of the Exchange Act will be considered timely, pursuant to the advance notice requirements set forth in Article II, Section 4 of the Company's by-laws, if such notices are received not less than 75 days nor more than 90 days prior to the annual meeting of stockholders; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

     - a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

     - the name and record address of the stockholder proposing such business;

     - the class, series and number of shares of capital stock of NTL which are beneficially owned by the stockholder; and

     - any material interest of the stockholder in such business.

     Any such proposal or notice should be directed to the attention of the Secretary, NTL Incorporated, 110 East 59th Street, New York, New York 10022.

     SEC rules set forth standards for the exclusion of some stockholder proposals from a proxy statement for an annual meeting.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting and does not intend to bring any other matters before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                          By order of the Board of Directors,

                                          /s/ Richard J. Lubasch
                                          RICHARD J. LUBASCH
                                          Secretary

New York, New York
April 25, 2001

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                       OF
                                NTL INCORPORATED
                           AS ADOPTED ON MAY 31, 2000

I.  AUTHORITY

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of NTL Incorporated (the "Company") is established pursuant to Section 9 of the Company's Bylaws and Section 141(c) of the Delaware General Corporation Law. The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at other times as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

II.  PURPOSE OF THE COMMITTEE

     The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control functions of the Company and its subsidiaries.

     The Committee shall oversee the audit efforts of the Company's independent auditors and internal auditors and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Company's auditors are independent of management. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent auditors, the internal auditors and the financial and senior management of the Company.

III.  COMPOSITION OF THE COMMITTEE

     (a) Each member of the Committee shall be an "independent" director within the meaning of the Nasdaq* rules and, as such, shall be free from any relationship that may interfere with the exercise of his or her judgment as a member of the Committee. Notwithstanding the foregoing, as permitted by the rules of Nasdaq, under exceptional and limited circumstances, one director who does not meet certain of the criteria for "independence" may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Company and its stockholders, that any relationship of such director with the Company does not interfere with that director's exercise of independent judgment and the Company discloses in the annual proxy statement the nature of such person's relationship and the reasons for the Board's determination. Current employees or officers, or their immediate family members, however, are not able to serve on the audit committee under this exception.

     (b) All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. "Financial Literacy" shall be determined by the Board in the exercise of its business judgment, and shall include an ability to read and understand fundamental financial statements. Committee

---------------

* On October 27, 2000, the Company delisted its Common Stock from the Nasdaq National Market and since that date has been listed on the New York Stock Exchange. The criteria for "independence" under the NYSE listing rules is substantially similar to that required by Nasdaq listing standards.

members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Company or an outside consultant or firm.

     (c) At least one member of the Committee shall have accounting or related financial management expertise, as such qualification may be determined in the business judgment of the Board. This requirement shall be deemed satisfied by past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

IV.  MEETINGS OF THE COMMITTEE

     The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management, the head of the internal auditing department and the Company's independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition, the Committee (or the Chairman) should meet or confer with the independent auditors and management quarterly to review the Company's periodic financial statements prior to their filing with the Securities and Exchange Commission ("SEC"). The Chairman should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee's activities and provide copies of such minutes to the Board.

V.  DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

     In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee should review and reassess annually the adequacy of the Committee's charter. As required by Nasdaq rules, the charter must specify: (1) the scope of the Committee's responsibilities and how it carries out those responsibilities, (2) the ultimate accountability of the Company's independent auditors to the Board and the Committee, (3) the responsibility of the Committee and the Board for selection, evaluation and replacement of the Company's independent auditors, and
(4) that the Committee is responsible for ensuring that the Company's independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditors and the Company and that the Committee is responsible for actively engaging in a dialogue with the independent auditors and for recommending that the Board take appropriate action to ensure the independence of the independent auditors.

     While there is no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

     SELECTION AND EVALUATION OF INDEPENDENT AUDITORS

          (a) Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Company and its subsidiaries for each fiscal year;

          (b) Review and approve the Company's independent auditors' annual engagement letter, including the proposed fees contained therein;

          (c) Review the performance of the Company's independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;

          (d) Oversee the independence of the Company's independent auditors by, among other things:

             (i) requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement, consistent with Independence Standards Board Standard No. 1, delineating all relationships between the independent auditors and the Company; and

             (ii) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors' independence.

          (e) Instruct the Company's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection (subject to shareholder approval if determined by the Board), evaluation and termination of the Company's independent auditors.

     OVERSIGHT OF ANNUAL AUDIT AND QUARTERLY REVIEWS

          (f) Review and accept, if appropriate, the annual audit plan of the Company's independent auditors, including the scope of audit activities, and monitor such plan's progress and results during the year;

          (g) Confirm through private discussions with the Company's independent auditors and the Company's management that no management restrictions are being placed on the scope of the independent auditor's work;

          (h) Review the results of the year-end audit of the Company, including (as applicable):

             (i) the audit report, the published financial statements, the management representation letter, the "Memorandum Regarding Accounting Procedures and Internal Control" or similar memorandum prepared by the Company's independent auditors, any other pertinent reports and management's responses concerning such memorandum;

             (ii) the qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;

             (iii) the methods used to account for significant unusual transactions;

             (iv) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

             (v) management's process for formulating sensitive accounting estimates and the reasonableness of these estimates;

             (vi) significant recorded and unrecorded audit adjustments;

             (vii) any material accounting issues among management, the Company's internal auditing department and the independent auditors; and

             (viii) other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors;

          (i) Review with management and the Company's independent auditors such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

          (j) Confirm that the Company's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Company's independent auditors;

     OVERSIGHT OF FINANCIAL REPORTING PROCESS AND INTERNAL CONTROLS

          (k) Review the adequacy and effectiveness of the Company's accounting and internal control policies and procedures through inquiry and discussions with the Company's independent auditors and management of the Company;

          (l) Review with management the Company's administrative, operational and accounting internal controls, including controls and security of the computerized information systems, and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and codes of conduct;

          (m) Review with management and the independent auditors any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control;

          (n) Receive periodic reports from the Company's independent auditors and management of the Company to assess the impact on the Company of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Company;

          (o) Establish and maintain free and open means of communication between and among the Board, the Company's independent auditors, the Company's internal auditing department and management;

     OTHER MATTERS

          (p) Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company;

          (q) Prepare a report to be included in each annual proxy statement (or, if not previously provided during the fiscal year, any other proxy statement or consent statement relating to the election of directors) of the Company commencing after December 15, 2000 which states, among other things, whether:

             (i) the Committee has reviewed and discussed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K;

             (ii) the Committee has discussed with the Company's independent auditors the matters that the auditors are required to discuss with the Committee by ABS Statement on Auditing Standard No. 61, as it may be modified or supplemented;

             (iii) the Committee has received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors their independence; and

             (iv) based on the review and discussions described in subsections
        (i), (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC;

          (r) Obtain from the independent auditors assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated;

          (s) Conduct or authorize investigations into any matters within the Committee's scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and

          (t) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

     WITH RESPECT TO THE DUTIES AND RESPONSIBILITIES LISTED ABOVE, THE COMMITTEE
SHOULD:

          (1) Report regularly to the Board on its activities, as appropriate;

          (2) Exercise reasonable diligence in gathering and considering all material information;

          (3) Understand and weigh alternative courses of conduct that may be available;

          (4) Focus on weighing the benefit versus the harm to the Company and its shareholders when considering alternative recommendations or courses of action;

          (5) If the Committee deems it appropriate, secure independent expert advice and understand the expert's findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

          (6) Provide management, the Company's independent auditors and internal auditors with appropriate opportunities to meet privately with the Committee.

                                     * * *

     While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Company complies with all laws and regulations.

                                 *************

PROXY                           NTL INCORPORATED
                 110 EAST 59TH STREET, NEW YORK, NEW YORK 10022
      SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                                ON MAY 30, 2001

    The undersigned hereby appoints George S. Blumenthal, Barclay Knapp and Richard J. Lubasch, and each of them, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Stockholders of NTL Incorporated ("the Company") to be held at 11:00 a.m., local time, on Wednesday, May 30, 2001, at the Four Seasons Hotel, New York, Salon A & B, located at 57 East 57th Street, New York, New York 10022, and at any adjournment or postponement thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. Unless otherwise specified in the boxes provided below, this Proxy will be voted FOR all nominees for Director, a vote FOR proposal 2 and in the discretion of the above named persons as to any other matter that may properly come before the Annual Meeting.

1. Election of Directors: Nominees: Sidney R. Knafel, Ted H. McCourtney and Del Mintz

  [ ]  VOTE FOR all nominees listed, except as marked to
       the                    [ ]  VOTE WITHHELD from all nominees.
       contrary above. (TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

2. Ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001.

            [ ]  FOR            [ ]  AGAINST            [ ] ABSTAIN

          (Please date and sign on reverse side and return promptly.)

3. In the discretion of persons named above, to act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" ALL NOMINEES FOR DIRECTOR AND A VOTE "FOR" PROPOSAL 2 SET FORTH ON THE REVERSE SIDE HEREOF. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PROXY HOLDERS TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                          Signature

                                              Dated:

                                             ----------------------------------,
                                              2001

                                              In case of joint owners, each
                                              joint owner must sign. If signing
                                              for a corporation or partnership
                                              or an agent, attorney or
                                              fiduciary, indicate the capacity
                                              in which you are signing.

               PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS
                ON THIS CARD AND RETURN IN THE ENCLOSED ENVELOPE